Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071
CENTURY BANCORP, INC. ANNOUNCES RECORD EARNINGS, UP 30%, FOR FIRST NINE
MONTHS OF 2011; 9% ASSET GROWTH TO $2.7BB; REGULAR DIVIDEND DECLARED
Medford, MA, October 11, 2011—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced record net income of $12,504,000 for the nine months ended September 30, 2011, or $2.26 per share diluted, an increase of 29.6% compared to net income of $9,650,000, or $1.74 per share diluted, for the same period a year ago. Total assets increased 9.1% from $2.4 billion at December 31, 2010 to $2.7 billion at September 30, 2011. For the quarter ended September 30, 2011, net income totaled $4,582,000, or $0.83 per share diluted, an increase of 40.3% compared to net income of $3,267,000, or $0.59 per share diluted, for the third quarter of 2010.
Net interest income totaled $41.3 million for the first nine months of 2011 compared to $38.5 million for the same period in 2010. The 7.3% increase in net interest income for the period is due to a 10.3% increase in the average balances of earning assets, combined with a similar increase in average deposits, offset slightly by a decrease in the net interest margin from 2.51% on a fully taxable equivalent basis in 2010 to 2.49% on the same basis for 2011.
The provision for loan losses decreased by $625,000 from $4.2 million for the nine months ended September 30, 2010 to $3.6 million, for the nine months ended September 30, 2011, primarily as a result of decreased provisions related to nonaccrual loans. The Company capitalized on favorable market conditions for the third quarter and nine months ended September 30, 2011 and realized net gains on sales of investments of $883,000 and $1.2 million, respectively, as compared to $0 and $1.0 million for the same periods in 2010. Other income increased for the third quarter of 2011 compared to the same period last year primarily as a result of a sale of one nonaccrual loan. The Company’s effective tax rate declined from 8.3% in 2010 to 7.5% in 2011 primarily as a result of an increase in tax-exempt income.
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At September 30, 2011, total equity was $163.1 million compared to $145.0 million at December 31, 2010. The Company’s equity increased primarily as a result of earnings and other comprehensive income, net of taxes, offset somewhat by dividends paid. The Company’s leverage ratio stood at 7.02% at September 30, 2011, compared to 7.13% at September 30, 2010. This decline in the leverage ratio is due to an increase in assets, offset by an increase in stockholders’ equity. Book value as of September 30, 2011 was $29.43 per share compared to $26.35 at September 30, 2010.
The Company’s allowance for loan losses was $16.0 million or 1.68% of loans outstanding at September 30, 2011, compared to $14.1 million, or 1.55% of loans outstanding at December 31, 2010 and $13.8 million, or 1.60% of loans outstanding at September 30, 2010. Non-performing assets totaled $7.4 million at September 30, 2011, compared to $8.1 million at December 31, 2010 and $9.9 million at September 30, 2010.
The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable November 15, 2011 to stockholders of record on November 1, 2011.
The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-four full-service branches in the Greater Boston area, including our newest branch in Newton Centre, offers a full range of Business, Personal and Institutional Services.
Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.
This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Condition (unaudited)
(in thousands)

	September 30,	December 31,
	2011	2010
Assets
Cash and Due From Banks	$39,904	$37,215
Federal Funds Sold and Interest-bearing Deposits In Other Banks	138,504	151,337

Short-term Investments	24,183	113,918

Securities Available-For-Sale (AFS)	1,281,275	909,391

Securities Held-to-Maturity	134,189	230,116

Federal Home Loan Bank of Boston stock, at cost	15,531	15,531

Loans:
Commercial & Industrial	84,765	90,654
Construction & Land Development	54,498	53,583
Commercial Real Estate	458,858	433,337
Residential Real Estate	235,636	207,787
Consumer and Other	6,419	6,594
Home Equity	111,131	114,209

Total Loans	951,307	906,164
Less: Allowance for Loan Losses	16,002	14,053

Net Loans	935,305	892,111

Bank Premises and Equipment	21,971	21,228
Accrued Interest Receivable	5,993	6,601
Goodwill	2,714	2,714
Core Deposit Intangible	217	508
Other Assets	64,126	61,014

Total Assets	$2,663,912	$2,441,684

Liabilities
Demand Deposits	$345,180	$322,002

Interest Bearing Deposits:
Savings and NOW Deposits	691,103	649,402
Money Market Accounts	569,410	513,359
Time Deposits	499,716	417,260

Total Interest Bearing	1,760,229	1,580,021

Total Deposits	2,105,409	1,902,023

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	133,030	108,550
Other Borrowed Funds	193,143	222,118

Total Borrowed Funds	326,173	330,668

Other Liabilities	33,186	27,885
Subordinated Debentures	36,083	36,083

Total Liabilities	2,500,851	2,296,659

Total Stockholders’ Equity	163,061	145,025

Total Liabilities & Stockholders’ Equity	$2,663,912	$2,441,684

Century Bancorp, Inc. and Subsidiaries
Consolidated Comparative Statements of Income (unaudited)
For the Quarter and Nine months ended September 30, 2011 and 2010
(in thousands)

	Quarter Ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Interest Income:
Loans	$12,030	$11,900	$36,147	$36,084
Securities Held-to-Maturity	1,304	1,645	4,595	5,501
Securities Available-for-Sale	6,042	4,618	17,104	14,630
Federal Funds Sold and Interest-bearing Deposits In Other Banks	262	465	967	1,246

Total Interest Income	19,638	18,628	58,813	57,461

Interest Expense:
Savings and NOW Deposits	592	940	2,023	3,254
Money Market Accounts	627	876	2,109	3,189
Time Deposits	2,512	2,162	7,285	5,746
Securities Sold Under Agreements to Repurchase	82	116	290	466
Other Borrowed Funds and Subordinated Debentures	1,987	1,946	5,826	6,351

Total Interest Expense	5,800	6,040	17,533	19,006

Net Interest Income	13,838	12,588	41,280	38,455

Provision For Loan Losses	1,200	1,200	3,600	4,225

Net Interest Income After Provision for Loan Losses	12,638	11,388	37,680	34,230

Other Operating Income
Service Charges on Deposit Accounts	2,031	2,003	5,854	5,878
Lockbox Fees	658	745	2,129	2,193
Net Gain on Sales of Investments	883	—	1,245	1,027
Other Income	931	664	2,651	2,678

Total Other Operating Income	4,503	3,412	11,879	11,776

Operating Expenses
Salaries and Employee Benefits	7,357	6,844	21,948	21,619
Occupancy	1,059	937	3,285	3,003
Equipment	608	454	1,700	1,537
FDIC Assessment	413	785	1,612	2,175
Other	2,618	2,293	7,495	7,143

Total Operating Expenses	12,055	11,313	36,040	35,477

Income Before Income Taxes	5,086	3,487	13,519	10,529

Income Tax Expense	504	220	1,015	879

Net Income	$4,582	$3,267	$12,504	$9,650

Century Bancorp, Inc. and Subsidiaries
Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)
(in thousands)

	September 30,	September 30,
	2011	2010
Assets
Cash and Due From Banks	$52,444	$52,468
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	305,717	391,526

Securities Available-For-Sale (AFS)	1,038,455	762,522
Securities Held-to-Maturity	189,100	219,137

Total Loans	946,905	875,759
Less: Allowance for Loan Losses	15,517	13,545

Net Loans	931,388	862,214

Unrealized Gain on Securities AFS	9,710	12,972
Bank Premises and Equipment	21,416	21,339
Accrued Interest Receivable	6,806	6,560
Goodwill	2,714	2,714
Core Deposit Intangible	365	753
Other Assets	63,606	58,590

Total Assets	$2,621,721	$2,390,795

Liabilities
Demand Deposits	$321,340	$291,210

Interest Bearing Deposits:
Savings and NOW Deposits	728,238	693,057
Money Market Accounts	575,785	550,412
Time Deposits	489,808	344,036

Total Interest Bearing	1,793,831	1,587,505

Total Deposits	2,115,171	1,878,715

Borrowed Funds:
Securities Sold Under Agreements to Repurchase	121,750	138,263
Other Borrowed Funds	166,637	165,893

Total Borrowed Funds	288,387	304,156

Other Liabilities	29,160	30,922
Subordinated Debentures	36,083	36,083

Total Liabilities	2,468,801	2,249,876

Total Stockholders’ Equity	152,920	140,919

Total Liabilities & Stockholders’ Equity	$2,621,721	$2,390,795

Total Average Earning Assets — QTD	$2,554,158	$2,307,384

Total Average Earning Assets — YTD	$2,480,177	$2,248,944

Century Bancorp, Inc. and Subsidiaries
Consolidated Selected Key Financial Information (unaudited)
(in thousands, except share data)

	September 30,	September 30,
	2011	2010
Performance Measures:

Earnings per average share, basic, quarter	$0.83	$0.59
Earnings per average share, diluted, quarter	$0.83	$0.59
Earnings per average share, basic, year-to-date	$2.26	$1.74
Earnings per average share, diluted, year-to-date	$2.26	$1.74
Return on average assets, year-to-date	0.64%	0.54%
Return on average stockholders’ equity, year-to-date	10.93%	9.16%
Net interest margin (taxable equivalent), quarter	2.42%	2.39%
Net interest margin (taxable equivalent), year-to-date	2.49%	2.51%
Efficiency ratio, year-to-date	62.0%	65.8%
Book value per share	$29.43	$26.35
Tangible book value per share	$28.90	$25.75
Tangible capital / tangible assets	6.02%	5.87%

Common Share Data:
Average shares outstanding, basic, quarter	5,540,597	5,535,548
Average shares outstanding, diluted, quarter	5,541,646	5,537,120
Average shares outstanding, basic, year-to-date	5,540,592	5,532,067
Average shares outstanding, diluted, year-to-date	5,541,711	5,534,457

Shares outstanding Class A	3,546,217	3,525,417
Shares outstanding Class B	1,994,380	2,011,380

Total shares outstanding at period end	5,540,597	5,536,797

Asset Quality and Other Data:

Allowance for loan losses / loans	1.68%	1.60%
Nonaccrual loans	$6,103	$9,472
Nonperforming assets	$7,403	$9,851
Loans 90 days past due and still accruing	$38	$130
Accruing troubled debt restructures	$3,909	$1,252
Net charge-offs, year-to-date	$1,652	$2,771

Leverage ratio	7.02%	7.13%
Tier 1 risk weighted capital ratio	14.82%	14.95%
Total risk weighted capital ratio	16.07%	16.13%
Total risk weighted assets	$1,273,134	$1,164,263